UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SPDR® Series Trust

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification number)

One Congress Street, Boston, Massachusetts	02114
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
State Street® SPDR® UC Investments 90/10 Endowment Strategy Index ETF	NYSE Arca, Inc.	42-3290303

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-57793

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered

A description of the Shares is set forth in the registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-57793; 811-08839), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on August 27, 2026. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Shares is hereby also incorporated by reference herein.

Item 2. Exhibits

(a)(i)	Registrant’s First Amended and Restated Declaration of Trust of streetTracks(SM) Series Trust (now, SPDR® Series Trust) (the “Trust” or the “Registrant”) dated June 9, 1998, as amended September 6, 2000, is incorporated herein by reference to Exhibit (a)(ii) of Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 25, 2000.

(a)(i)(2)	Registrant’s Amendment No. 1, dated August 1, 2007, to the Registrant’s First Amended and Restated Declaration of Trust, dated June 9, 1998, as amended September 6, 2000, is incorporated herein by reference to Exhibit (a)(ii) of Post-Effective Amendment No. 23 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on August 10, 2007.

(a)(i)(3)	Registrant’s Amendment No. 2, dated February 20, 2025, to the Registrant’s First Amended and Restated Declaration of Trust, dated June 9, 1998, as amended September 6, 2000, is incorporated herein by reference to Exhibit (a)(iii) of Post-Effective Amendment No. 321 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on April 24, 2025.

(b)	Registrant’s Amended and Restated By-Laws dated February 20, 2025, are incorporated herein by reference to Exhibit (b) of Post-Effective Amendment No. 321 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on April 24, 2025.

(c)	Registrant’s Global Certificates of Beneficial Interest Evidencing Shares of Beneficial Interest, $.01 par value, are incorporated herein by reference to Exhibit (c) of Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on September 25, 2000.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPDR® SERIES TRUST

Date: August 27, 2026

By:	/s/ Edmund Gerard Maiorana, Jr.
Edmund Gerard Maiorana, Jr.
Attorney-in-Fact